UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2008
Barrier Therapeutics, Inc.
(Exact name of registrant specified in its charter)

Delaware	000-50680	22-3828030
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
600 College Road East, Suite 3200, Princeton, New Jersey 08540
(Address of principal executive offices)
(609) 945-1200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.01 Changes in Control of Registrant
Item 9.01 Financial Statements and Exhibits

Item 5.01 Changes in Control of Registrant
     As previously disclosed, on June 23, 2008, Barrier Therapeutics, Inc. (the “Company”), Stiefel Laboratories, Inc. (“Stiefel”) and Bengal Acquisition Inc., a wholly owned subsidiary of Stiefel (“Bengal”), entered into an Agreement and Plan of Merger (the “Agreement”). Pursuant to the Agreement, Bengal commenced a tender offer on July 8, 2008 (the “Offer”) to purchase all of the outstanding shares of common stock, par value $0.0001 per share, of the Company (the “Shares”) at a price of $4.15 per Share, net to the seller in cash, without interest thereon, subject to reduction for (i) any dividends or other distributions declared thereon between June 23, 2008 and the effective time of the Merger and (ii) any applicable federal back-up withholding or other taxes payable by such holder, if any, upon surrender of the certificate formerly representing such share of common stock.
      The Offer expired at 12:00 Midnight, New York City time, on August 4, 2008. Pursuant to the Agreement and the Offer, on August 5, 2008, Bengal accepted for payment 34,266,494 Shares which were validly tendered and not properly withdrawn prior to the expiration of the Offer, which includes 621,093 Shares which were tendered pursuant to notices of guaranteed delivery. The total number of Shares tendered and accepted represented approximately 97% of the outstanding Shares.
     The other information required by Item 5.01(a) of Form 8-K is contained in (i) the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission (the “SEC”) on July 8, 2008, as subsequently amended, and (ii) the Tender Offer Statement on Schedule TO filed by Stiefel and Bengal with the SEC on July 8, 2008, as subsequently amended, which filings are each incorporated herein by reference.
     As a result of Purchaser controlling more than 50% of the Company’s voting power and its ability to appoint directors to the Board, the Company qualifies as a “controlled company” as defined in Rule 4350(c)(5) of the NASDAQ Marketplace Rules. Therefore, the Company is exempt from the requirements of Rule 4350(c) of the NASDAQ Marketplace Rules with respect to the Board being comprised of a majority of “independent directors” as defined by the NASDAQ Marketplace Rules.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits:

Exhibit No.	Description
20.1	Solicitation/Recommendation Statement on Schedule 14D-9 of Barrier Therapeutics, Inc. (incorporated by reference in its entirety as filed with the Securities and Exchange Commission on July 8, 2008, and as amended).

99.1	Tender Offer Statement on Schedule TO filed by Stiefel Laboratories, Inc. and Bengal Acquisition Inc. (incorporated by reference in its entirety as filed with the Securities and Exchange Commission on July 8, 2008, and as amended).

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARRIER THERAPEUTICS, INC.
Date: August 5, 2008	By:	/s/ Al Altomari
		Name:	Al Altomari
		Title:	Chief Executive Officer